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                                                                    EXHIBIT 23.4

               CONSENT OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.

                [MCDANIEL & ASSOCIATES LETTERHEAD APPEARS HERE]

                    INDEPENDENT PETROLEUM ENGINEER'S CONSENT

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Southern Mineral Corporation of the references to this firm and to its reports listed below for that company's estimated Canadian proved reserve contained in the Annual Report on Form 10-K for the year ended December 31, 1999.

     1. Report of Canadian reserve estimates as of December 31, 1996
     2. Report of Canadian reserve estimates as of December 31, 1997

                              McDANIEL & ASSOCIATES CONSULTANTS LTD.

                              /s/ W.C. Seth
                              ------------------------
                              W.C. Seth, P Eng.
                              President & Managing Director

Calgary, Alberta
February 13, 2001